As filed with the Securities and Exchange Commission on October 1, 1998

                                                      Registration No. 333-_____

================================================================================
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549
                             ----------------------

                                    FORM S-8

                             REGISTRATION STATEMENT

                                      UNDER

                           THE SECURITIES ACT OF 1933
                           --------------------------

                            PRIME GROUP REALTY TRUST
               (Exact name of issuer as specified in its charter)

              Maryland                                           36-4173047
    (State or other jurisdiction                              (I.R.S. Employer
  of incorporation or organization)                          Identification No.)

        77 West Wacker Drive
             Suite 3900
         Chicago, Illinois                                         60601
(Address of Principal Executive Offices)                         (Zip Code)


                            ------------------------
                            PRIME GROUP REALTY TRUST
                              SHARE INCENTIVE PLAN
                            (Full title of the plan)
                            ------------------------

                                                                Copy to:
            JAMES F. HOFFMAN, ESQ.                         BRIAN T. BLACK, ESQ.
Senior Vice President, General Counsel and Secretary        Winston & Strawn
        77 West Wacker Drive                              35 West Wacker Drive
       Chicago, Illinois 60601                           Chicago, Illinois 60601
           (312) 917-1300

  (Name, address, telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

- --------------------------------------------------------------------------------
   Title of       Amount     Proposed maximum   Proposed maximum      Amount of
securities to     to be       offering price       aggregate        registration
be registered   registered     per share(1)     offering price(1)       fee
- --------------------------------------------------------------------------------
Common Shares
of Beneficial
Interest, par    1,850,000        $16.66           $30,821,000        $9092.20
value $0.01
per share
- --------------------------------------------------------------------------------
(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h)(1) of the Securities Act of 1933, as amended, on the basis of the average of the high and low prices of the common shares of beneficial interest, par value $0.01 per share ("Common Shares"), of Prime Group Realty Trust on the New York Stock Exchange as of September 29, 1998.

PART I -- INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

     Prime Group Realty Trust shall deliver the document containing the information in Part I of this Registration Statement on Form S-8 to each participant in the Prime Group Realty Trust Share Incentive Plan as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). Such document is not being filed with or included in this Registration Statement (by incorporation by reference or otherwise) in accordance with the rules and regulations of the Securities and Exchange Commission (the "Commission"). Such document and the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II -- INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents filed with the Commission by Prime Group Realty Trust, a Maryland real estate investment trust (the "Trust" or the "Registrant"), are incorporated, as of their respective dates, into this Registration Statement by reference:

     (a) The Trust's Prospectus filed pursuant to Rule 424(b)(4) (File No. 333-51599) dated May 29, 1998, as filed with the Commission on June 2, 1998;

     (b) The Trust's Annual Report on Form 10-K (File No. 001-13589) for the fiscal year ended December 31, 1997, as filed with the Commission on March 31, 1998 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and as amended by the Trust's Amendment No. 1 on Form 10-K/A, as filed with the Commission on April 28, 1998;

     (c) The Trust's Quarterly Reports on Form 10-Q (File No. 001-13589) for the quarters ended March 31 and June 30, 1998, as filed with the Commission on May 15 and August 14, 1998, respectively;

     (d) The Trust's Current Reports on Form 8-K (File No. 001-13589) dated December 30, 1997, January 14, 1998, February 20, 1998, March 19, 1998, March 31, 1998 and May 29, 1998, as filed with the Commission on January 14, 1998, January 30, 1998, March 6, 1998, April 14, 1998,
          April 15, 1998 and June 15, 1998, respectively;

     (e) The Trust's Current Reports on Form 8-K/A (File No. 001-13589) dated December 15, 1997, December 15, 1997, January 14, 1998, February 20, 1998 and March 31, 1998, as filed with the Commission on February 27, 1998, March 31, 1998, March 31, 1998, May 5, 1998 and June 15, 1998,
          respectively;  and

     (f) The description of the Trust's Common Shares of Beneficial Interest, par value $0.01 per share, contained in the Trust's Registration Statement on Form 8-A, as filed with the Commission on November 7, 1997 under the Exchange Act.

     All documents subsequently filed by the Trust pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

                  Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

     James R. Thompson, a trustee of the Trust, is chairman of the law firm of Winston & Strawn, which has provided, and continues to provide, legal services to the Trust. As of the date of this Registration Statement, Mr. Thompson has options to acquire 5,000 Common Shares.

ITEM 6.  INDEMNIFICATION OF TRUSTEES AND OFFICERS.

     The Trust's Articles of Amendment and Restatement of Declaration of Trust, as amended, and Amended and Restated Bylaws authorize the Trust to indemnify its present and former trustees and officers and to pay or reimburse expenses for such individuals in advance of the final disposition of a proceeding to the maximum extent permitted from time to time under Maryland law. The Maryland
General Corporation Law, as applicable to Maryland real estate investment trusts, currently provides that indemnification of a person who is a party, or threatened to be made a party, to legal proceedings by reason of the fact that such a person is or was a trustee, officer, employee or agent of a corporation or other firm at the request of a corporation, against judgments, fines, penalties, amounts paid in settlement and reasonable expenses, is mandatory in certain circumstances and permissive in others, subject to authorization by the board of trustees, a committee of the board of trustees consisting of two or more trustees not parties to the proceeding (if there does not exist a majority vote quorum of the board of trustees consisting of trustees not parties to the proceeding), special legal counsel appointed by the board of trustees or such committee of the board of trustees, or by the shareholders, so long as it is not established that the act or omission of such person was material to the matter giving rise to the proceedings and was committed in bad faith, was the result of active and deliberate dishonesty, involved such person receiving an improper personal benefit in money, property or services, or, in the case of criminal proceedings, such person had reason to believe that his or her act or omission was unlawful.

     The Trust's officers and trustees are also indemnified pursuant to the Amended and Restated Agreement of Limited Partnership of Prime Group Realty, L.P., as amended and their respective employment agreements.

     The Trust purchased an insurance policy which purports to insure the officers and trustees of the Trust against certain liabilities incurred by them in the discharge of their functions as such officers and trustees, except for liabilities resulting from their own malfeasance.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

                  Not applicable.

ITEM 8.  EXHIBITS.

     4.1  Prime Group Realty Trust Share Incentive Plan

     4.2  Form of Share Option Agreement (Non-Qualified Option)

     4.3  Form of Share Option Agreement (Incentive Share Option)

     4.4  Form of Share Option Agreement (Trustee Option)

     5.1 Opinion of Miles & Stockbridge as to the legality of the securities being registered

     15   Not Applicable

     23.1 Consent of Miles & Stockbridge (included as part of Exhibit 5.1)

     23.2 Consent of Ernst & Young LLP

     24.1 Powers of Attorney (included on the signature page hereof)

     25   Not Applicable

     26   Not Applicable

     27   Not Applicable

ITEM 9.  UNDERTAKINGS.

     (a)  The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

          Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to trustees, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a trustee, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such trustee, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-8 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF CHICAGO, STATE OF ILLINOIS, ON THE 1ST DAY OF OCTOBER, 1998.

                                            PRIME GROUP REALTY TRUST

                                            /s/   RICHARD S. CURTO
                                           -------------------------------------
                                                     Richard S. Curto
                                           President and Chief Executive Officer

                              --------------------

     KNOW ALL PERSONS BY THESE PRESENTS, THAT EACH PERSON WHOSE SIGNATURE APPEARS BELOW CONSTITUTES AND APPOINTS RICHARD S. CURTO, WILLIAM M. KARNES, ROY
P. RENDINO AND JAMES F. HOFFMAN, AND EACH OF THEM, HIS TRUE AND LAWFUL ATTORNEYS-IN-FACT AND AGENTS, WITH FULL POWER OF SUBSTITUTION, FOR HIM AND IN
HIS NAME, PLACE AND STEAD, IN ANY AND ALL CAPACITIES, TO SIGN ANY AND ALL AMENDMENTS (INCLUDING POST-EFFECTIVE AMENDMENTS) TO THIS REGISTRATION STATEMENT, AND TO FILE THE SAME, WITH ALL EXHIBITS THERETO AND ALL DOCUMENTS IN CONNECTION THEREWITH, WITH THE SECURITIES AND EXCHANGE COMMISSION, GRANTING UNTO SAID ATTORNEYS-IN-FACT AND AGENTS FULL POWER AND AUTHORITY TO DO AND PERFORM EACH AND EVERY ACT AND THING REQUISITE AND NECESSARY TO BE DONE IN AND ABOUT THE PREMISES, AS FULLY TO ALL INTENTS AND PURPOSES AS HE MIGHT OR COULD DO IN PERSON, HEREBY RATIFYING AND CONFIRMING ALL THAT EACH SAID ATTORNEYS-IN-FACT AND AGENTS, OR HIS OR THEIR SUBSTITUTE OR SUBSTITUTES, MAY LAWFULLY DO OR CAUSE TO BE DONE BY VIRTUE HEREOF.

     PURSUANT  TO  THE   REQUIREMENTS  OF  THE  SECURITIES  ACT  OF  1933,  THIS
REGISTRATION STATEMENT HAS BEEN SIGNED BELOW ON OCTOBER 1, 1998 BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED.

           SIGNATURE                                              TITLE
           ---------

    /s/   MICHAEL W. RESCHKE                     Chairman of the Board, Trustee
- ----------------------------------
          Michael W. Reschke

    /s/   RICHARD S. CURTO                       President and Chief Executive
- ----------------------------------               Officer (principal executive
          Richard S. Curto                       officer), Trustee

    /s/   WILLIAM M. KARNES                      Executive   Vice  President
- ----------------------------------               and Chief Financial Officer
          William M. Karnes                      (principal financial officer)

   /s/   ROY P. RENDINO                          Senior Vice President--Finance
- ----------------------------------               and Chief Accounting Officer
         Roy P. Rendino                          (principal accounting officer)

   /s/   STEPHEN J. NARDI                        Trustee
- ----------------------------------
         Stephen J. Nardi

    /s/   JACQUE M. DUCHARME                     Independent Trustee
- ----------------------------------
          Jacque M. Ducharme

                                                 Independent Trustee
- ----------------------------------
          Christopher J. Nassetta

                                                 Independent Trustee
- ----------------------------------
          Thomas J. Saylak

                                                 Independent Trustee
- ----------------------------------
          James R. Thompson